Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, SEPTEMBER 14, 2016

CLARCOR REPORTS THIRD QUARTER
FINANCIAL RESULTS

Unaudited Third Quarter and First Nine Months 2016 Highlights
(Amounts in millions, except per share data and percentages)

	Third Quarter Ended			Nine Months Ended
	8/27/16	8/29/15	Change	8/27/16	8/29/15	Change
Net sales	$331.4	$357.6	-7%	$1,012.6	$1,108.5	-9%
Operating profit	50.7	50.4	1%	136.4	148.6	-8%
Net earnings - CLC	35.7	36.4	-2%	110.3	101.7	8%
Diluted EPS	$0.73	$0.72	1%	$2.25	$2.00	13%
Operating margin	15.3%	14.1%	1.2pts	13.5%	13.4%	0.1pts

FRANKLIN, TN, Wednesday, September 14, 2016-CLARCOR Inc. (NYSE: CLC) reported that its third quarter diluted earnings per share were $0.73, a $0.01 increase from the third quarter of 2015. Higher diluted earnings per share were positively impacted by a 1.2 percentage point improvement in operating margin which more than offset the impact of a 7% reduction in net sales. Diluted earnings per share of $0.72 in last year’s third quarter were favorably impacted by approximately $0.15 from the net gain on the disposition of the packaging business, J.L. Clark, which occurred in last year’s third quarter, and unfavorably impacted by approximately $0.09 from the impairment of the BioProcess investments noted below. Excluding the aggregate impact of these two items, non-GAAP adjusted diluted earnings per share increased $0.07, or 11%, from the third quarter of 2015, as reflected in the table on the next page.

To allow investors to better compare and evaluate our historical financial performance, we are presenting non-GAAP adjusted financial results in the table following this paragraph. Non-GAAP adjusted financial results for the third quarter of 2016 exclude a favorable $0.1 million net adjustment for upfront expenses for cost reduction initiatives. Non-GAAP adjusted financial results for the third quarter of 2015 exclude the financial results of our J.L. Clark packaging business disposed of on June 27, 2015, a net gain on the sale of such packaging business, and the impairment loss related to our BioProcess H2O and Algae investments. Please refer to pages 13 through 16 of this earnings release for reconciliations and additional information with respect to non-GAAP adjusted financial results for the third quarter and the first nine months of 2015 and 2016.

Non-GAAP Adjusted Financial Results:

	Third Quarter Ended			Nine Months Ended
	8/27/16	8/29/15	Change	8/27/16	8/29/15	Change
Adjusted net sales	$331.4	$352.2	-6%	$1,012.6	$1,067.6	-5%
Adjusted operating profit	50.6	50.5	0%	138.5	146.4	-5%
Adjusted net earnings - CLC	35.7	33.1	8%	93.4	97.1	-4%
Adjusted diluted EPS	$0.73	$0.66	11%	$1.90	$1.91	-1%
Adjusted operating margin	15.3%	14.3%	1.0 pts	13.7%	13.7%	0.0 pts

Chris Conway, CLARCOR’s Chairman, President and Chief Executive Officer, commented,
“Our third quarter was highlighted by several significant strategic advancements including our entry into a long-term contract with GE in respect of its H-class gas turbine platform, our release of the Channel Flow EXOTM heavy-duty engine air filtration product line and strategic investments occurring in connection with our second quarter acquisition of filtration media technology company FibeRio. Each of these strategic advancements is indicative of our continued efforts to establish CLARCOR as an industry leader in innovative filtration technology development. We provide additional detail for each of these initiatives later in this release. In addition to this focus on long-term strategic growth, we have continued to focus on operating execution as illustrated by our third quarter financial results. Diluted earnings per share improved $0.01 from last year’s third quarter despite the third quarter of 2015 being favorably influenced by approximately $0.06 on a net basis from the J.L. Clark disposition and the impairment of our BioProcess investments. Third quarter 2016 operating margin improved 1.2 percentage points from last year’s third quarter which more than offset the impact of a 7% reduction in net sales.

“The $7 million, or 5%, decline in net sales in our Engine/Mobile Filtration segment from last year’s third quarter was partially driven by lower average foreign currency exchange rates which negatively influenced net sales by $2 million, or 2%. The remaining $5 million net sales decline was primarily due to lower sales to a large retail customer, lower sales into the U.S. independent aftermarket and lower sales to the automotive filtration market, partially offset by higher fuel filtration product sales to off-road agricultural and construction equipment markets. We believe lower third quarter net sales to the large retail customer were due in part to a strategic reorganization taking place at this customer, and we expect our filtration sales to such customer to recover in the fourth quarter. Lower third quarter net sales into the U.S. independent aftermarket compared to last year’s third quarter was heavily impacted by continued declines in heavy-duty engine filtration sales into oil & gas markets. We believe these lower sales could continue into our fourth quarter and early fiscal 2017. Higher fuel filtration product sales to off-road markets in the third quarter were partly due to more stable demand in these end-markets compared to this period last year and partly due to Lean operational improvements introduced this year which enabled us to work through an accumulation of past due customer shipments in the third quarter. Although we do not anticipate significant sales growth in these off-road fuel filtration markets in our fourth quarter or the first half of fiscal 2017, these end markets have shown signs of stabilization.

“The $14 million, or 7%, net sales reduction in our Industrial/Environmental Filtration segment from last year’s third quarter was partially driven by lower average foreign currency exchange rates which negatively influenced net sales by $3 million, or 2%. The remaining $11 million reduction was primarily the result of lower natural gas and industrial air and liquid filtration sales, partially offset by higher HVAC and gas turbine filtration sales, as well as additional sales resulting from the acquisition of TDC Filter Manufacturing completed in the first quarter of 2016. Natural gas filtration sales declined approximately $16 million, or 26%, from last year’s third quarter driven by a 51% reduction in capital vessel sales which was partially offset by a 5% increase in aftermarket filtration sales. Similar to recent prior quarters, a majority of the year-over-year decline in natural gas vessel sales was driven by lower activity in the U.S., where we benefited from natural gas shale extraction infrastructure projects in prior years. As we will further discuss in our updated earnings guidance, the momentum in our oil & gas markets is not favorable. Significant projects continue to be delayed, and we believe--due to industry as opposed to competitive dynamics--that capital vessel filtration sales into these end markets will continue to decline in our fourth quarter and into fiscal 2017. Sales of HVAC filtration products increased $4 million, or 14%, from last year’s third quarter primarily due to continued higher sales into the Middle East. Net sales into our gas turbine filtration market increased $3 million, or 16%, from last year’s third quarter as first-fit sales increased 32% and aftermarket sales increased 6%. Overall, our gas turbine filtration product sales in the first nine months of 2016 have increased 16% from the same period last year.

“Our third quarter operating margin of 15.3% increased 1.2 percentage points from last year’s third quarter. This increase was driven by a 1.0 percentage point improvement in gross margin percentage and a 0.2 percentage point reduction in selling and administrative expenses as a percentage of net sales. Higher gross margin percentage compared to last year’s third quarter was primarily driven by lower material cost as a percentage of net sales, partly offset by lower absorption of fixed manufacturing costs from lower net sales. The reduction in material cost as a percentage of net sales was the result of lower commodity costs, favorable sales mix and our company-wide purchasing cost reduction initiative. Selling and administrative expenses declined approximately $6 million from the third quarter of 2015. This reduction was primarily driven by $3 million lower headcount-related costs and $3 million lower bad debt expense from improved past due accounts receivable collections.

“Our favorable operating margin performance compared to last year’s third quarter is indicative of the strides we are making with both our cost reduction initiative program and our on-going Lean implementation as part of our roll-out of the CLARCOR Management System. We believe we are on track to realize in excess of $20 million in cost savings in fiscal 2016 pursuant to our cost reduction initiative program. We intend to explore our ability to implement additional cost reduction initiatives in fiscal 2017 and beyond, including in connection with our natural gas filtration business based upon expected continued top-line headwinds in that market, and we anticipate providing further updates regarding cost reduction initiatives in our fourth quarter earnings release. However, despite recent challenges in the global oil & gas industry, we continue to remain excited about the long-term growth prospects of our natural gas filtration business. Natural gas continues to be the most prevalent, clean-burning fossil fuel, and we believe its share of global energy consumption should continue to grow for several decades. We believe our natural gas filtration business will benefit from this anticipated global energy trend.”

Update on Strategic Initiatives

Chris Conway, CLARCOR’s Chairman, President and Chief Executive Officer, further commented, “We are excited about our entry into a ten-year strategic supply and development arrangement with GE, under which we will supply GE with 100% of its requirements for filters and SmartParts for GE’s advanced technology H-class gas turbines and a majority of GE’s requirements for certain other gas turbine platforms, while simultaneously serving as the sole developer of the next-generation air inlet filtration system for the H-class gas turbine. We believe this long-term arrangement with a market-leading company like GE illustrates our advancement as a filtration technology solution provider and is indicative of the benefits that we expect to derive from our increased investments in technology and innovation.

“In addition to deepening our ties and working closely with GE to develop a new air inlet filtration system for the H-class, we believe we are getting in on the ground floor as the deployment cycle for the next generation of advanced technology turbines, the H-class, begins. We believe this is analogous to the deployment of the F-class twenty plus years ago. It has been our experience that, for a variety of reasons, aftermarket sales to heavy-duty gas turbine operators are particularly sticky, and we believe that this arrangement will increase our opportunity to be the preferred supplier in the higher margin aftermarket over the next ten to fifteen years. For this reason, we view certain pricing concessions that we made for H-class products during the initial phase of our H-class arrangement as a strategic long-term investment. While this investment will create certain margin headwinds for our Industrial Air Group during this initial phase, we believe it is appropriate in light of the anticipated enhanced opportunity to serve aftermarket customers in the years to come. Moreover, we anticipate that the sales under our non-H-class gas turbine supply agreement--which is at regularly negotiated pricing and also has a ten-year term--will soften the financial impact of these initial concessions, and that margins on our first-fit H-class product sales will return to historical levels once the initial phase of the H-class agreement has ended. Additional details regarding our deal with GE can be found in our 8-K filing of this Press Release.

“In the second quarter we completed our acquisition of FibeRio, a technology company focused on the research, development and commercialization of advanced filtration media and performance fabrics. Through this acquisition, we acquired proprietary technology which we believe will enable us to develop nanofiber and other media solutions with superior filtration capabilities at lower production costs than traditional media. We expect this technology will support various growth initiatives including our development efforts for the next-generation air inlet filtration system for the GE H-class gas turbine platform. As a result of our entering into the deal with GE, we have expedited various FibeRio development and transition activities, and we expect to accelerate certain costs in 2016 as a result. We believe the FibeRio acquisition further enhances our progress in becoming a premier innovative filtration solution provider to customers across our many diverse filtration end-markets.

“Another significant example of our advancement as a filtration technology solution provider is our recent release of the Channel Flow EXOTM product line at our CLARCOR Engine Mobile Group (“CEMG”). This aftermarket product line includes heavy-duty engine air intake filtration products that offer our customers a compelling alternative to the OE first-fit honeycomb filters supplied by a competitor. The development of this product line is just one example of our design engineers at our business units working with our technologists at our CLARCOR Innovation Center to introduce innovative, new products for our customers. We have released two Channel Flow EXOTM air intake filters to market in the past several months, and we anticipate releasing approximately fifty additional air filters to market over the next eighteen months. We take great pride in offering our aftermarket distribution customers one of the broadest heavy-duty engine filtration product lines in the industry, and the introduction of Channel Flow EXOTM demonstrates our commitment to maintain this broad product offering.”

2016 Guidance

We are lowering our 2016 financial guidance for consolidated diluted earnings per share, net sales and operating margin as detailed in the table following this paragraph. The financial guidance included in the table below includes the following assumptions:

•	2016 diluted earnings per share guidance excludes the impact of the $27.3 million patent litigation award received in the second quarter of 2016;

•	2016 financial guidance excludes the impact of $2.0 million in upfront expenses from cost reduction initiatives incurred in the first nine months of 2016; and

•
2016 financial guidance excludes the impact of additional costs we may incur in the remainder of 2016 related to any potential facility consolidations or any other restructuring or cost savings initiatives.

	Previous Guidance	Current Guidance

Diluted earnings per share	$2.60 to $2.80	$2.57 to $2.63
Net sales ($million)	$1,375 to $1,415	$1,380 to $1,390
Operating margin	13.9% to 14.5%	13.7% to 13.9%

Our estimated 2016 net sales comparison and operating margin by reporting segment and on a consolidated basis are set forth below. The financial guidance included in the table below includes the following assumptions:

•	Our 2015 consolidated net sales taken into account in comparing 2016 estimated net sales and 2015 net sales excludes the net sales from the J.L. Clark business prior to its disposition in 2015;

•
Our 2016 operating margin taken into account in comparing 2016 estimated operating margin and 2015 operating margin excludes the impact of $2.0 million in upfront expenses from cost reduction initiatives incurred in the first nine months of 2016; and

•
Our 2016 operating margin taken into account in comparing 2016 estimated operating margin and 2015 operating margin excludes the impact of additional costs we may incur in the remainder of 2016 related to any potential facility consolidations or any other restructuring or cost savings initiatives.

	2016 Estimated Sales Decline	2016 Estimated Operating Margin

Engine/Mobile Filtration	-3.6% to -3.2%	18.0% to 18.2%
Industrial/Environmental Filtration	-4.4% to -3.9%	10.6% to 10.8%
CLARCOR	-4.0% to -3.6%	13.7% to 13.9%

Consolidated net sales guidance for 2016 was lowered from our previous guidance by approximately $10 million at the mid-point as the result of anticipated lower net sales in our Industrial/Environmental Filtration segment primarily as the result of expected continued headwinds in our natural gas capital vessel filtration market and our industrial air and liquid filtration product markets. We have lowered our previous guidance with respect to consolidated operating margin primarily as the result of an expected decline in our Industrial/Environmental Filtration segment, which we lowered from 11.3% at the mid-point in our previous guidance to 10.7% at the mid-point in our current guidance. This reduction was driven by lower anticipated fixed cost absorption in our natural gas filtration business as a result of lower expected sales, lower anticipated margin on first-fit gas turbine filtration products, and higher anticipated allocated research & development expenses pursuant to the FibeRio acquisition. We have lowered our previous guidance with respect to operating margin in our Engine/Mobile Filtration segment from 18.3% at the mid-point in our previous guidance to 18.1% at the mid-point in our current guidance primarily due to anticipated lower absorption of fixed manufacturing costs.

Our 2016 earnings guidance includes approximately $7.0 million of net interest and other expense. We project 2016 cash from operations to be between $220 million and $230 million (excluding after-tax proceeds from the patent litigation award). We expect capital expenditures to be between $35 million and $45 million, our effective tax rate to be between 30.5% and 31.0%, and 49.1 million average diluted shares outstanding. Our 2016 fiscal calendar contains a fifty-third fiscal week. This additional week falls in our 2016 fiscal fourth quarter.

CLARCOR will be holding a conference call to discuss the third quarter 2016 results at 10:00 a.m. CT on September 15, 2016. Interested parties can listen to the conference call at www.clarcor.com or http://public.viavid.com/index.php?id=120713. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 8759479. The replay will be available through September 29, 2016 by telephone and for 30 days on the internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future performance and results of operations, including the anticipated 2016 performance of the Company and each of its segments, our projections with respect to 2016 sales comparisons and 2016 operating margin for the Company and each of its segments, our projections with respect to 2016 diluted earnings per share, our projections with respect to 2016 cash from operations (excluding after-tax proceeds from the patent litigation settlement), 2016 capital expenditures, 2016 effective tax rate, 2016 interest expense and 2016 average diluted shares outstanding; statements regarding potential additional costs we may incur related to any potential facility consolidations or other restructuring and cost reduction initiatives; statements regarding strategic investments occurring in connection with our second quarter acquisition of FibeRio; statements regarding our expectations with respect to fourth quarter filtration sales to the large retail customer referenced above; statements regarding our expectations with respect to net sales into the U.S. independent aftermarket in our fourth quarter and early fiscal 2017; statements regarding our expectations with respect to fuel filtration product sales growth in off-road markets in our fourth quarter and the first half of fiscal 2017; statements regarding the lack of momentum in our oil & gas markets; statements regarding our expectations with respect to capital vessel filtration sales in our fourth quarter and fiscal 2017; statements regarding our expectation that we are on track to realize in excess of $20 million in cost savings in fiscal 2016 pursuant to our cost reduction program; statements regarding our intent to explore our ability to implement additional cost reduction initiatives in fiscal 2017 and beyond, including in connection with our natural gas filtration business based upon expected continued top-line headwinds in that market; statements regarding our expectation that we will provide further updates regarding cost reduction initiatives in our fourth quarter earnings release; statements regarding our views regarding the long-term growth prospects of our natural gas filtration business; statements regarding our expectations with respect to natural gas’s share of global energy consumption over the next several decades; statements regarding our belief that our natural gas filtration business will benefit from anticipated global energy consumption trends with respect to natural gas; statements regarding our expectations with respect to the strategic supply partnership with GE, including the benefits we expect to derive from our increased investments in technology and innovation, our belief that we are getting in on the ground floor as the deployment cycle for the next generation of advanced technology turbines, the H-class, begins, our belief that this development is analogous to the deployment of the F-class twenty plus years ago, our belief that the arrangement with GE will increase our opportunity to be the preferred supplier in the higher margin aftermarket over the next ten to fifteen years, our expectation that certain pricing concessions that we made for H-class products during the initial phase will create margin headwinds for our Industrial Air Group during this period, our belief that these pricing concessions are appropriate in light of the anticipated enhanced opportunity to serve aftermarket customers in the years to come, our expectation that sales under our non-H-class gas turbine supply agreement will soften the financial impact of the pricing concessions noted above, and our expectation that margins on our first-fit H-class product sales will return to historical levels once the initial phase of the H-class agreement has ended; statements regarding our belief that the technology acquired in connection with the acquisition of FibeRio will enable us to develop nanofiber and other media solutions with superior filtration capabilities at lower production costs than traditional media; statements regarding our expectation that the technology acquired in connection with the FibeRio acquisition will support various growth initiatives including our development efforts for the next-generation air inlet filtration system for the GE H-class gas turbine platform; statements regarding our expectation that we will incur incremental costs in 2016 to support FibeRio development and transition efforts; statements regarding our belief that the FibeRio acquisition further enhances our progress in becoming a premier innovative filtration solution provider to customers across our many diverse filtration end-markets; statements regarding our expectation that we will release approximately fifty additional air filters to market over the next eighteen months; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including, but not limited to, risks associated with global and national macroeconomic pressures, trends with respect to the health of the markets we serve including with respect to challenging market conditions in various markets in the Engine/Mobile Filtration segment and the Industrial/Environmental Filtration segment, our ability to execute upon long-term strategic growth initiatives, our ability to execute upon any potential facility consolidations or other cost reduction and/or restructuring initiatives (including that the costs associated with such initiatives may be greater than anticipated, that we may be unable to realize anticipated cost savings or other contemplated benefits in connection with such initiatives, and that such initiatives may have an adverse impact on our performance), customer concentration issues in certain geographic locations and in respect of certain of our businesses, our ability to integrate the businesses we have acquired, currency fluctuations, particularly increases or decreases in the U.S. dollar against other currencies, commodity price increases and/or limited availability of raw materials and component products, including steel, compliance costs associated with environmental laws and regulations, political factors, our international operations, highly competitive markets, governmental laws and regulations, potential information systems interruptions and intrusions, potential global events resulting in instability and unpredictability in the world’s markets, including financial bailouts of sovereign nations, political changes, military and terrorist activities, health outbreaks and other factors, changes in accounting standards or adoption of new accounting standards, adverse effects of natural disasters, legal challenges with respect to intellectual property, product liability exposure, changes in tax rates or exposure to additional income tax liabilities, potential labor disruptions, the impact on our business and results of operations from developments related to the potential exit of the United Kingdom from the European Union, our potential inability to realize the anticipated benefits of the strategic supply partnership with GE, the risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year 2015 filed on January 22, 2016, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this press release, whether as a result of new information, future events, changed circumstances or any other reason.

TABLES FOLLOW

CLARCOR INC. 2016 UNAUDITED THIRD QUARTER RESULTS
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Dollars in thousands, except share data)

	Three Months Ended		Nine Months Ended
	August 27, 2016	August 29, 2015	August 27, 2016	August 29, 2015
Net sales	$331,387	$357,557	$1,012,627	$1,108,479
Cost of sales	216,986	237,802	675,464	742,139

Gross profit	114,401	119,755	337,163	366,340

Selling and administrative expenses	63,703	69,333	200,722	217,782

Operating profit	50,698	50,422	136,441	148,558

Other income (expense):
Interest expense	(1,763)	(1,338)	(5,744)	(3,965)
Interest income	136	108	395	339
Other, net	574	5,649	28,022	5,111
	(1,053)	4,419	22,673	1,485

Earnings before income taxes	49,645	54,841	159,114	150,043

Provision for income taxes	13,861	18,332	48,769	48,224

Net earnings	35,784	36,509	110,345	101,819

Net earnings attributable to noncontrolling interests, net of tax	(35)	(64)	(79)	(168)

Net earnings attributable to CLARCOR Inc.	$35,749	$36,445	$110,266	$101,651

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.73	$0.73	$2.26	$2.03
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.73	$0.72	$2.25	$2.00

Weighted average number of shares outstanding - Basic	48,653,220	50,099,852	48,723,459	50,188,327
Weighted average number of shares outstanding - Diluted	49,055,047	50,525,049	49,103,211	50,701,490

Dividends paid per share	$0.2200	$0.2000	$0.6600	$0.6000

CLARCOR INC. 2016 UNAUDITED THIRD QUARTER RESULTS, continued
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	August 27, 2016	November 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$119,839	$101,529
Accounts receivable, less allowance for losses of $10,473 and $14,765, respectively	234,566	258,280
Inventories	250,781	274,825
Income taxes receivable	7,822	3,781
Prepaid expenses and other current assets	21,106	26,380
Total current assets	634,114	664,795

Property, plant and equipment, at cost, less accumulated depreciation of $302,993 and $286,335, respectively	293,659	301,019
Asset held for sale	533	533
Goodwill	506,236	506,265
Acquired intangible assets, less accumulated amortization	311,946	329,155
Deferred income taxes	3,046	3,651
Other noncurrent assets	10,257	13,038
Total assets	$1,759,791	$1,818,456
LIABILITIES
Current liabilities:
Current portion of long-term debt	$15,243	$7,788
Accounts payable	84,071	87,546
Accrued liabilities	84,532	106,410
Income taxes payable	697	1,956
Total current liabilities	184,543	203,700

Long-term debt, less current portion	302,789	397,368
Long-term pension and postretirement healthcare benefits liabilities	29,703	31,577
Deferred income taxes	77,899	64,908
Other long-term liabilities	14,520	10,438
Total liabilities	609,454	707,991

SHAREHOLDERS' EQUITY
Capital stock	48,622	49,111
Capital in excess of par value	903	—
Accumulated other comprehensive loss	(100,128)	(88,052)
Retained earnings	1,200,221	1,148,510
Total CLARCOR Inc. equity	1,149,618	1,109,569
Noncontrolling interests	719	896
Total shareholders' equity	1,150,337	1,110,465
Total liabilities and shareholders' equity	$1,759,791	$1,818,456

CLARCOR INC. 2016 UNAUDITED THIRD QUARTER RESULTS, continued
CONSOLIDATED CONDENSED CASH FLOWS
(Dollars in thousands)

	Nine Months Ended
	August 27, 2016	August 29, 2015
Cash flows from operating activities:
Net earnings	$110,345	$101,819
Depreciation	25,503	23,133
Amortization	18,465	19,282
Other noncash items	(4,533)	(304)
Net loss (gain) on disposition of assets	754	(2,132)
Net gain on disposal of J.L. Clark	—	(12,132)
Impairment of investments	—	6,729
Stock-based compensation expense	5,126	7,722
Excess tax benefit from stock-based compensation	(1,919)	(1,138)
Changes in assets and liabilities	54,829	(41,716)
Net cash provided by operating activities	208,570	101,263

Cash flows from investing activities:
Restricted cash	(217)	—
Business acquisitions, net of cash acquired	(19,299)	(20,881)
J.L. Clark disposition, net of cash divested	—	47,103
Additions to plant assets	(18,104)	(51,273)
Proceeds from disposition of plant assets	775	7,322
Investment in affiliates	—	(525)
Net cash used in investing activities	(36,845)	(18,254)

Cash flows from financing activities:
Net payments on revolving credit facility	(82,000)	—
Payments on term loan facility	(5,000)	—
Payments on long-term debt	(226)	(8,600)
Sale of capital stock under stock option and employee purchase plans	30,202	6,441
Acquisition of noncontrolling interest	—	(1,239)
Payments for repurchase of common stock	(65,402)	(30,196)
Excess tax benefit from stock-based compensation	1,919	1,138
Dividend paid to noncontrolling interests	(172)	(206)
Cash dividends paid	(32,201)	(30,141)
Net cash used in financing activities	(152,880)	(62,803)
Net effect of exchange rate changes on cash	(535)	(2,090)
Net change in cash and cash equivalents	18,310	18,116
Cash and cash equivalents, beginning of period	101,529	94,064
Cash and cash equivalents, end of period	$119,839	$112,180

Cash paid during the period for:
Interest	$5,055	$3,738
Income taxes, net of refunds	$37,576	$48,380

CLARCOR INC. 2016 UNAUDITED THIRD QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	August 27, 2016	August 29, 2015	August 27, 2016	August 29, 2015
Net sales by segment:
Engine/Mobile Filtration	$144,710	$151,734	$433,283	$457,482
Industrial/Environmental Filtration	186,677	200,496	579,344	610,088
Packaging	—	5,327	—	40,909
	$331,387	$357,557	$1,012,627	$1,108,479

Operating profit by segment:
Engine/Mobile Filtration	$29,337	$27,728	$77,904	$83,038
Industrial/Environmental Filtration	21,361	22,765	58,537	63,377
Packaging	—	(71)	—	2,143
	$50,698	$50,422	$136,441	$148,558

Operating margin by segment:
Engine/Mobile Filtration	20.3%	18.3%	18.0%	18.2%
Industrial/Environmental Filtration	11.4%	11.4%	10.1%	10.4%
Packaging	—%	(1.3)%	—%	5.2%
	15.3%	14.1%	13.5%	13.4%

CLARCOR INC. 2016 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of Third Quarter 2016 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP other income (expense), non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the quarter ended August 27, 2016. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, other income (expense), earnings before income taxes, provision for income taxes, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended August 27, 2016 non-GAAP financial measures provided in this release exclude upfront expenses for cost reduction initiatives. Although these financial measures excluding this item in the quarter ended August 27, 2016 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of this item provides a more comparable measure of the changes in these financial measures for the quarter ended August 27, 2016 compared to the quarter ended August 29, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Third Quarter 2016 GAAP	Upfront Expenses for Cost Reduction Initiatives		Third Quarter 2016 Non-GAAP Adjusted

Net sales	$331,387	$—		$331,387
Cost of sales	216,986	(280)	[1]	216,706
Gross profit	114,401	280		114,681
Selling and administrative expenses	63,703	384	[1]	64,087
Operating profit	50,698	(104)		50,594
Other income (expense):
Interest expense	(1,763)	—		(1,763)
Interest income	136	—		136
Other, net	574	—		574
	(1,053)	—		(1,053)
Earnings before income taxes	49,645	(104)		49,541
Provision for income taxes	13,861	(36)		13,825
Net earnings	35,784	(68)		35,716
Net earnings attributable to
noncontrolling interests, net of tax	(35)	—		(35)
Net earnings attributable to
CLARCOR Inc.	$35,749	$(68)		$35,681
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.73	$0.00		$0.73
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.73	$0.00		$0.73
Gross margin percentage	34.5%	0.1%		34.6%
Selling and administrative expenses as a percentage of net sales	19.2%	0.1%		19.3%
Operating margin	15.3%	0.0%		15.3%

1 - Upfront expenses for cost reduction initiatives incurred in the third quarter of 2016 as noted above.

CLARCOR INC. 2016 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of Third Quarter 2015 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP other income (expense), non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the quarter ended August 29, 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, other income (expense), earnings before income taxes, provision for income taxes, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended August 29, 2015 non-GAAP financial measures provided in this release exclude the financial results of our J.L. Clark packaging business disposed of during the third quarter of 2015, a net gain on the sale of such packaging business, and an impairment loss related to our BioProcess H2O and Algae investments. Although these financial measures excluding these items are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of the financial results of these items provides a more comparable measure of the changes in these financial measures for the quarter ended August 29, 2015 compared to the quarter ended August 27, 2016.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Third Quarter 2015 GAAP	J.L. Clark Results and Gain on Disposition		BioProcess Investment Impairment	Third Quarter 2015 Non-GAAP Adjusted

Net sales	$357,557	$(5,327)	[1]	$—	$352,230
Cost of sales	237,802	(4,588)	[1]	—	233,214
Gross profit	119,755	(739)		—	119,016
Selling and administrative expenses	69,333	(810)	[1]	—	68,523
Operating profit	50,422	71		—	50,493
Other income (expense):
Interest expense	(1,338)	—		—	(1,338)
Interest income	108	—		—	108
Other, net	5,649	(12,131)	[2]	6,729	247
	4,419	(12,131)		6,729	(983)
Earnings before income taxes	54,841	(12,060)		6,729	49,510
Provision for income taxes	18,332	(4,339)		2,355	16,348
Net earnings	36,509	(7,721)		4,374	33,162
Net earnings attributable to
noncontrolling interests, net of tax	(64)	—		—	(64)
Net earnings attributable to
CLARCOR Inc.	$36,445	$(7,721)		$4,374	$33,098
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.73	$(0.15)		$0.09	$0.66
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.72	$(0.15)		$0.09	$0.66
Gross margin percentage	33.5%	0.3%		0.0%	33.8%
Selling and administrative expenses as a percentage of net sales	19.4%	0.1%		0.0%	19.5%
Operating margin	14.1%	0.2%		0.0%	14.3%

1 - Third quarter 2015 results for J.L. Clark through disposition date of June 27, 2015 (approximately one month of operations during the third quarter of 2015)
2 - Net gain on third quarter 2015 disposition of J.L. Clark

CLARCOR INC. 2016 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of First Nine Months 2016 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP other income (expense), non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the first nine months ended August 27, 2016. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, other income (expense), earnings before income taxes, provision for income taxes, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The first nine months ended August 27, 2016 non-GAAP financial measures provided in this release exclude the patent litigation award received from 3M Company, upfront expenses for cost reduction initiatives including lease termination payments related to our exit of a natural gas filtration vessel manufacturing facility in Australia, costs associated with the exit of an HVAC filtration facility in the U.S., and severance and other employee termination benefit costs pursuant to reductions in force. Although these financial measures excluding these items are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these items provides a more comparable measure of the changes in these financial measures for the first nine months ended August 27, 2016 compared to the first nine months ended August 29, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	First Nine Months 2016 GAAP	Patent Litigation Award	Upfront Expenses for Cost Reduction Initiatives		First Nine Months 2016 Non-GAAP Adjusted

Net sales	$1,012,627	$—	$—		$1,012,627
Cost of sales	675,464	—	(2,181)	[1]	673,283
Gross profit	337,163	—	2,181		339,344
Selling and administrative expenses	200,722	—	144	[1]	200,866
Operating profit	136,441	—	2,037		138,478
Other income (expense):
Interest expense	(5,744)	—	—		(5,744)
Interest income	395	—	—		395
Other, net	28,022	(27,250)	—		772
	22,673	(27,250)	—		(4,577)
Earnings before income taxes	159,114	(27,250)	2,037		133,901
Provision for income taxes	48,769	(9,102)	713		40,380
Net earnings	110,345	(18,148)	1,324		93,521
Net earnings attributable to
noncontrolling interests, net of tax	(79)	—	—		(79)
Net earnings attributable to
CLARCOR Inc.	$110,266	$(18,148)	$1,324		$93,442
Net earnings per share attributable to CLARCOR Inc. - Basic	$2.26	$(0.37)	$0.03		$1.92
Net earnings per share attributable to CLARCOR Inc. - Diluted	$2.25	$(0.37)	$0.03		$1.90
Gross margin percentage	33.3%	0.0%	0.2%		33.5%
Selling and administrative expenses as a percentage of net sales	19.8%	0.0%	0.0%		19.8%
Operating margin	13.5%	0.0%	0.2%		13.7%

1 - Upfront expenses for cost reduction initiatives incurred in the first nine months of 2016 as noted above

CLARCOR INC. 2016 UNAUDITED THIRD QUARTER RESULTS, continued
Reconciliation of First Nine Months 2015 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP other income (expense), non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the first nine months ended August 29, 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, other income (expense), earnings before income taxes, provision for income taxes, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The first nine months ended August 29, 2015 non-GAAP financial measures provided in this release exclude the financial results of our J.L. Clark packaging business disposed of during the third quarter of 2015, a net gain on the sale of such packaging business recognized in the third quarter of 2015, and an impairment loss related to our BioProcess H2O and Algae investments recognized in the third quarter of 2015. Although these financial measures excluding these items are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these items provides a more comparable measure of the changes in these financial measures for the first nine months ended August 29, 2015 compared to the first nine months ended August 27, 2016.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	First Nine Months 2015 GAAP	J.L. Clark Results and Gain on Disposition		BioProcess Investment Impairment	First Nine Months 2015 Non-GAAP Adjusted

Net sales	$1,108,479	$(40,909)	[1]	$—	$1,067,570
Cost of sales	742,139	(33,954)	[1]	—	708,185
Gross profit	366,340	(6,955)		—	359,385
Selling and administrative expenses	217,782	(4,812)	[1]	—	212,970
Operating profit	148,558	(2,143)		—	146,415
Other income (expense):
Interest expense	(3,965)	—		—	(3,965)
Interest income	339	—		—	339
Other, net	5,111	(12,131)	[2]	6,729	(291)
	1,485	(12,131)		6,729	(3,917)
Earnings before income taxes	150,043	(14,274)		6,729	142,498
Provision for income taxes	48,224	(5,305)		2,355	45,274
Net earnings	101,819	(8,969)		4,374	97,224
Net earnings attributable to
noncontrolling interests, net of tax	(168)	—		—	(168)
Net earnings attributable to
CLARCOR Inc.	$101,651	$(8,969)		$4,374	$97,056
Net earnings per share attributable to CLARCOR Inc. - Basic	$2.03	$(0.18)		$0.09	$1.94
Net earnings per share attributable to CLARCOR Inc. - Diluted	$2.00	$(0.18)		$0.09	$1.91
Gross margin percentage	33.0%	0.6%		0.0%	33.7%
Selling and administrative expenses as a percentage of net sales	19.6%	0.3%		0.0%	19.9%
Operating margin	13.4%	0.3%		0.0%	13.7%

1 - 2015 financial results for J.L. Clark through disposition date of June 27, 2015 (approximately seven months of operations during this nine month period)
2 - Net gain on third quarter 2015 disposition of J.L. Clark